                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):    April 29, 1999



                       REAL ESTATE ASSOCIATES LIMITED IV
              ----------------------------------------------------
               (Exact name of Registrant as specified in charter)



          California               2-74063                 95-3718731
       (State or other          (Commission              (IRS Employer
       jurisdiction of          File Number)            Identification
       incorporation)                                        Number)




                             9090 Wilshire Boulevard
                                    Suite 201
                         Beverly Hills, California 90211
                    ----------------------------------------
                     Address of Principal Executive Offices



Registrant's telephone number, including area code:    310/278-2191
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[REAL W]

ITEM 5. OTHER EVENTS.

     The Registrant recently became aware through several of its limited partners that an entity identified as Everest Management, LLC was apparently conducting a tender offer for units in the Registrant pursuant to a "Commission Free Offer to Purchase Limited Partnership Interests" dated April 29, 1999. Registrant has no further information about this "Offer to Purchase" or Everest Management, LLC. The Registrant's general partners, on behalf of the Registrant, advised the limited partners by letter dated May 5, 1999 to consult with their tax advisors about the tax consequences that could result from a sale of their units. Copies of the "Offer to Purchase" and the Registrant's letter are attached hereto as exhibits.

     In addition, the Registrant recently became aware through several of its limited partners that an entity identified as McDowell Foods, Inc., was apparently conducting a tender offer for units in the Registrant pursuant to an "Offer to Purchase Limited Partnership Interests for $77.00" dated May 10, 1999. Registrant has no further information about this "Offer to Purchase" or McDowell Foods, Inc.


                                    EXHIBITS


     The following exhibits are attached to this Current Report and thereby made a part thereof:

1. Copy of the Everest Management, LLC "Offer to Purchase" documents dated April 29, 1999 as received from Registrant's limited partners.

2.   Copy of Registrant's letter dated May 5, 1999 to its limited partners.

3. Copy of the McDowell Foods, Inc. "Offer to Purchase" documents dated May 10, 1999 as received from Registrant's limited partners.




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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: June 18, 1999


                               REAL ESTATE ASSOCIATES LIMITED IV
                               A CALIFORNIA LIMITED PARTNERSHIP

                               BY: NATIONAL PARTNERSHIP INVESTMENTS CORP., A CALIFORNIA CORPORATION,
                                        ITS GENERAL PARTNER


                                        BY: /s/ Bruce E. Nelson
                                           ------------------------------

                                            ITS: President
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